UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Section 240.14a-12

Atheros Communications, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Atheros Communications, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Atheros Communications, Inc.

Commission File No.: 0-50534

Email from Craig Barratt to Atheros employees on January 14, 2011

Atheros Team,

A lot has happened during the week since we talked as a team. I want you to know that Atheros had a very good CES with many successful customer meetings and good press and analyst coverage. Everyone I spoke with—customers, press, analysts and investors—has been very positive on Atheros and Qualcomm coming together. To a great extent, these positives are driven by what you all have achieved as a team to make Atheros the strong company it is today. It’s important to remember that since we are still a separate company (until the deal closes), we continue to have very important obligations and commitments to each other, our customers and our shareholders.

I wanted to share some highlights from various press reports from the last week.

Craig

Steve Mollenkopf’s interview with Bloomberg: http://www.bloomberg.com/video/65709602/

My interview with Bloomberg: http://www.bloomberg.com/video/65742144/

Qualcomm wants a place in your living room. Its $3.1 billion deal for Atheros Communications provides a key. —Wall Street Journal, “Qualcomm Chips Away at Wi-Fi”

It’s way more than Wi-Fi, way more than cellular, or even the two together. Qualcomm is looking beyond the phone, to the development of a highly connected world that will require a wide range of communications silicon. —PC World/Network World, “Qualcomm’s Atheros Buy is Way More Than Wi-Fi”

The deal is Qualcomm’s biggest ever and gives the mobile technology giant a direct path to expansion in a number of growing markets, including Wi-Fi, Bluetooth, GPS, and systems that let Internet data flow through home electrical networks, known as powerline networking. Bloomberg BusinessWeek, “Silicon Valley’s Other Craig (Barratt) Cashes In”

“Essentially, we have this vision that wireless capability will be embedded in lots of devices in the world around us. With Atheros, we get a set of products, technologies and distribution channels into companies that make devices—access points, routers, gateways, televisions, Blu-Ray players and printers. It’s an opportunity to grow the surface area of where we can sell the products into,” said Paul Jacobs, chief executive officer of Qualcomm. Forbe’s Blog, “Interview: Qualcomm CEO Paul Jacobs on the Atheros Deal”

Mollenkopf pointed out that Qualcomm has seen the advantage of owning the radios at both endpoints in the cellular world and how it has enabled the company to both deliver a better product for operators but has also allowed Qualcomm to influence the roadmap for cellular technologies. Now it wants to do the same for routers, PCs, set-top boxes, M2M networks and any other device that will have a radio. GigaOM, “Qualcomm’s Atheros Buy and the Importance of Wi-Fi”

“Connectivity has arrived on the consumer electronics market in a big way—and no semiconductor supplier can seriously tackle this market without extensive system-on-chip (SoC) design capabilities, including a vast portfolio of intellectual property,” said Lee Ratliff, senior analyst, broadband and digital home, for iSuppli. DigiTimes, “Acquisition Enables Qualcomm to Compete with Broadcom in Connected Home Market, Says iSuppli”

Additional Information and Where to Find It

In connection with the proposed transaction, Atheros intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of Atheros are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Atheros with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from Atheros at www.Atheros.com or by contacting Atheros Investor Relations at: David.Allen@Atheros.com and 408.830.5762.

Participants in Solicitation

Atheros and Qualcomm and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Atheros’ stockholders in favor of the proposed transaction. A list of the names of Atheros’ executive officers and directors and a description of their respective interests in Atheros are set forth in the proxy statement for Atheros’ 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Atheros have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the definitive proxy statement.

Note on Forward-Looking Statements

Certain statements in this communication including, but not limited to, statements regarding any statements of the plans, strategies and objectives of management for future operations; timing of the closing; anticipated impact and benefits of the transaction and any statements of assumptions underlying any of the foregoing, are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that we will not realize the anticipated benefits of the proposed merger; that the merger will not be consummated; failure to receive regulatory approval for the acquisition; failure to obtain the approval of the Atheros stockholders; risks associated with acquisitions generally, including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention and retaining key employees; and other risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Copies of reports Atheros filed with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.